UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported): January 9, 2023

SilverBow Resources, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-8754	20-3940661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
920 Memorial City Way, Suite 850
Houston, Texas 77024
(Address of principal executive offices)

(281) 874-2700
(Registrant’s telephone number)

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SBOW	New York Stock Exchange
Preferred Stock Purchase Rights	None	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Explanatory Note

This Amendment No. 1 on Form 8-K/A is an amendment to the Current Report on Form 8-K of SilverBow Resources, Inc. (the "Company") filed on January 9, 2023 (the "Original Form 8-K"). Due to a clerical error, the Original Form 8-K tagged the incorrect item. The Company is amending the Original Form 8-K solely to include the correct tag of Item 5.02. The content of the Original Form 8-K has otherwise not changed.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 9, 2023, the Board of Directors (the “Board”) of SilverBow Resources, Inc. approved an increase to the size of the Board from seven to nine directors with one of the newly created directorships being allocated to Class I and the other newly created directorship being allocated to Class II, effective as of January 9, 2023 (the “Effective Time”), in accordance with the Company’s Certificate of Incorporation, as amended, and the Company’s Second Amended and Restated Bylaws. The Board appointed Jennifer M. Grigsby and Kathleen McAllister, effective as of the Effective Time, to fill the newly created Class I directorship as a Class I independent director and Class II directorship as a Class II independent director, respectively, to hold office until the next election of the respective class of directors and until their respective successors shall have been duly elected and qualified or until their earlier respective death, resignation, removal, retirement or disqualification.

Ms. Grigsby most recently served as the Secretary of Economic Administration for the State of Oklahoma, from March 2021 through November 2022 and also served as Executive Vice President and Chief Financial Officer of Ascent Resources, LLC from 2015 until 2020. Ms. Grigsby currently serves on the board of directors and audit committee of each of CrossFirst Bankshares, Inc. and Cetarus Ltd. and the board of directors and investment committee of CompSource Mutual Insurance Company.

Ms. McAllister most recently served as President and Chief Executive Officer of Transocean Partners LLC, from August 2014 through the merger of Transocean Partners LLC with Transocean Ltd. in December 2016, and as Chief Financial Officer from February 2016 until the merger. Ms. McAllister currently serves as an independent director and audit committee chair for The Metals Company, an independent director and audit committee member of Black Hills Corporation, and an independent director, audit committee and conflicts committee member of Höegh LNG Partners LP.

Each of Ms. Grigsby and Ms. McAllister will participate in the Company’s standard compensation program for non-employee directors, as determined by the Board from time to time. Currently, this program includes a $70,000 annual retainer for service on the Board and participation in the Company’s annual long-term incentive program for non-employee directors as recommended by the Company’s Compensation Committee. Each of Ms. Grigsby and Ms. McAllister also entered into standard indemnification agreements with the Company. Ms. Grigsby and Ms. McAllister will both be appointed to committees of the Board at a later date.

The Company is not aware of any transactions involving Ms. Grigsby or Ms. McAllister and the Company that require disclosure under Item 404(a) of Regulation S-K. In addition, there are no arrangements or understandings between Ms. Grigsby or Ms. McAllister and any other person pursuant to which they were selected to serve as directors.

Item 7.01. Regulation FD Disclosure

On January 9, 2023, the Company issued a press release announcing Ms. Grigsby’s and Ms. McAllister’s appointments to the Board, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange

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Act of 1934, as amended (the “Exchange Act”), or as otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	SilverBow Resources, Inc. Press Release, dated January 9, 2023
104	Cover Page Interactive Data File (formatted as Inline XBRL)

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 10, 2023

SilverBow Resources, Inc.
By:	/s/ Christopher M. Abundis
Christopher M. Abundis Executive Vice President, Chief Financial Officer and General Counsel

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